Exhibit 99.5

NOT FOR IMMEDIATE RELEASE

Mallinckrodt Reaches Settlements with the Official Committee of Opioid Related Creditors, the Official Committee of Unsecured Creditors and Second Lien Noteholders

Company to File Amended Plan of Reorganization to Incorporate Terms

Company Anticipates Commencing its Confirmation Hearing in September 2021

DUBLIN, Ireland, September 3, 2021 – Mallinckrodt plc (OTCMKTS: MNKKQ) (“Mallinckrodt” or the “Company”) today announced that it has reached an agreement with the Official Committee of Opioid Related Creditors (the “OCC”) and the Restructuring Support Agreement (the “RSA”) Parties to support an amended Plan of Reorganization (the “Amended Plan”), which the Company will file in the coming days. The agreement with the OCC follows recently announced agreements to support the Amended Plan that Mallinckrodt reached with the Official Committee of Unsecured Creditors appointed in its Chapter 11 cases (the “UCC”) and certain of Mallinckrodt’s second lien noteholders. The terms of all three settlements were filed today with the Bankruptcy Court and the U.S. Securities and Exchange Commission on Form 8-K.

Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, said, “With this additional support, we are continuing to build consensus for our restructuring plan, which addresses litigation claims, reduces debt and positions the Company for the long term. The support of these important stakeholder groups reinforces our confidence that this is the best path forward for Mallinckrodt and its creditors, enabling us to preserve value while continuing to serve our customers and patients, support employees and work with our suppliers and other partners. As we continue to make important progress in this process, we remain committed to developing new therapies, improving patient health outcomes and supporting underserved patients with severe and critical conditions.”

The Amended Plan is based on the Company’s previously announced the RSA and includes key legal settlements that resolve, among other claims, opioid claims brought against the Company. The Amended Plan and RSA provide for a financial restructuring designed to strengthen the Company’s balance sheet and reduce its total debt by approximately $1.3 billion.1 Implementing the Amended Plan and RSA will significantly improve Mallinckrodt’s financial position and resolves the numerous lawsuits facing the Company, enabling the Company to continue executing its strategic priorities and developing and commercializing therapies that improve health outcomes.

The Amended Plan is now supported by:

•	Holders of approximately 84% of the Company’s guaranteed unsecured notes;

•	An ad hoc group of first lien term lenders holding approximately $1.3 billion of the Company’s outstanding first lien term loans;

•

50 states and territories and the Plaintiffs’ Executive Committee in the opioid multidistrict litigation, which will recommend that more than 1,000 plaintiffs in multi-district litigation against the Company support the Amended Plan and RSA;

•

The Multi-State Governmental Entities Group (the “MSGE Group”), which represents more than 1,300 counties, municipalities, tribes and other governmental entities, across 38 states and territories, with opioid-related litigation against the Company;

•	An ad hoc group of second lien noteholders holding a majority of the outstanding second lien notes;

[1]	Excluding a previously disclosed 2020 excess cash flow sweep of approximately $114 million to First Lien Term Loan Lenders.

•	The UCC; and

•	The OCC.

The UCC and the OCC are recommending that the constituents they represent, which include all of the Company’s unsecured creditors and opioid plaintiffs, vote in favor of the Plan.

The Bankruptcy Court will hold a confirmation hearing to consider approval of the Plan, which will commence in September 2021. If the Amended Plan is confirmed, the Company intends to file an examinership proceeding in Ireland to effectuate the reorganization in Ireland, which the Company expects may take approximately 90-150 days.

Advisors

Latham & Watkins LLP, Ropes & Gray LLP and Wachtell, Lipton, Rosen & Katz are serving as counsel, Guggenheim Securities, LLC is serving as investment banker and AlixPartners LLP is serving as restructuring advisor to Mallinckrodt.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: Mallinckrodt’s ongoing Chapter 11 cases; the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 cases and to negotiate, develop, obtain court approval of, confirm and consummate the Amended Plan or any other plan that may be proposed, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement and the Amended Plan, including the settlements entered into with the OCC, the UCC, and Mallinckrodt’s second lien noteholders and the ability of the parties to negotiate definitive agreements with respect to the matters covered by the related term sheets, whether related to such settlements, included in the restructuring support agreement or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement or any of the settlements and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement and the settlements, including satisfying the milestones specified in the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; potential delays in Mallinckrodt’s Chapter 11 process; the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the availability of operating capital during the pendency of the Chapter 11 cases, including events that could terminate Mallinckrodt’s right to continue to access the cash collateral of Mallinckrodt’s lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Chapter 11 plan is successfully consummated; the possibility that Mallinckrodt’s Chapter 11 cases may be converted into Chapter 7 cases under the bankruptcy code; the potential termination of Mallinckrodt’s exclusive right to file a Chapter 11 plan; the possibility that certain claims against Mallinckrodt may not be discharged as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even if the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel J. Speciale

Vice President, Finance and Investor Relations Officer

314-654-3638

daniel.speciale@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Government Affairs

Mark Tyndall

Senior Vice President, U.S. General Counsel

202-459-4141

mark.tyndall@mnk.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2021 09/21.

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